BOWATER INCORPORATED
                     CERTIFICATE OF DESIGNATIONS
                                OF THE
             % PRIDES, SERIES B CONVERTIBLE PREFERRED STOCK
                       ________________________
                Pursuant to Section 151 of the General
               Corporation Law of the State of Delaware
                       ________________________


               BOWATER INCORPORATED, a corporation organized and
     existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Finance Committee (the "Finance Committee") of the Board of Directors of the
     Corporation (the "Board of Directors"), acting pursuant to authority delegated to the Finance Committee by the Board of Directors on October 21, 1993, at a meeting duly called and
     held on [          ], 1994 at which meeting a quorum of the
     members of the Finance Committee was present and acting throughout, and was duly amended and supplemented by the action of the Pricing Committee (the "Pricing Committee") of the Board of Directors, acting pursuant to authority
     delegated to the Pricing Committee by the Board of Directors on October 21, 1993, at a meeting duly called and held on
     [         ] at which meeting a quorum of the members of the
     Pricing Committee was present and acting throughout.
               RESOLVED that, pursuant to authority expressly
     vested in the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation
     (the "Certificate"), the Board of Directors hereby provides for the issuance of a series of preferred stock of the Corporation, par value $1.00 per share (all series of preferred stock of the Corporation being hereinafter
     referred to collectively as the "Preferred Stock"), to
     consist of [1,250,000] shares, and hereby fixes the powers, designation, preferences and relative, participating, optional and other rights of such series of preferred stock, and the qualifications, limitations and restrictions
     thereof, as follows:
               1.  Designation; Ranking.  (a)  The designation of
     the series of preferred stock created by this resolution
     shall be "    % PRIDES, Series B Convertible Preferred
     Stock" (hereinafter called the "PRIDES"), and the number of shares constituting the PRIDES is [1,250,000].
               (b)  Any shares of the PRIDES that at any time
     have been redeemed, purchased, acquired upon conversion or otherwise acquired by the Corporation shall, after such redemption, purchase, conversion or other acquisition, resume the status of authorized and unissued shares of
     Preferred Stock without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.
               (c)  The shares of PRIDES will rank on a parity,
     both as to payment of dividends and distribution of assets upon liquidation, with the Corporation's LIBOR Preferred
     Stock, Series A, [and its [  ]% Series C Cumulative
     Preferred Stock,] as well as any Preferred Stock issued in the future by the Corporation that by its terms ranks pari passu with the shares of PRIDES.
               2.  Dividends.  The holders of record of the
     shares of PRIDES shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends")
     from the date of the initial issuance of the shares of
     PRIDES at the rate of [    ] percent of the $[     ]
     liquidation preference per annum, payable quarterly in
     arrears on the first day of January, April, July, and
     October or, if any such date is not a business day (as
     defined in paragraph 6 hereto), the Preferred Dividend due on such date shall be paid on the next succeeding business day (each such payment date, and any redemption date
     pursuant to the proviso set forth in this sentence, being a "Dividend Payment Date") ; provided, however; that, with respect to any dividend period during which a redemption of any shares of PRIDES occurs, the Corporation may, at its
     option, declare accrued Preferred Dividends to, and pay such dividends on, the date fixed for redemption, in which case such dividends would be payable in cash to the holders of
     shares of PRIDES as of the record date for such dividend
     payment and would not be included in the calculation of the related Call Price (as defined herein). The first dividend period will be from the date of initial issuance of the shares of PRIDES to but excluding April 1, 1994 and will be payable on April 1, 1994. Preferred Dividends shall cease to accrue on shares of PRIDES on the Mandatory Conversion
     Date (as defined herein) or on the date of their earlier conversion or redemption. Preferred Dividends will be payable to holders of record of shares of PRIDES as they
     appear on the stock register of the Corporation on such
     record dates, not less than 15 nor more than 60 days
     preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred Dividends payable on shares of PRIDES for any period less than a full quarterly dividend period (or, in the case of the first Preferred Dividend, from the date of initial issuance of the shares of PRIDES to the first Dividend Payment Date) will be computed on the
     basis of a 360-day year of twelve 30-day months and the
     actual number of days elapsed in any period less than
     one month.  Preferred Dividends shall accrue on a daily
     basis (computed as set forth in the immediately preceding sentence) whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared.
     Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become
     payable, but no interest shall accrue on accumulated but
     unpaid Preferred Dividends.
               As long as shares of PRIDES are outstanding, no
     dividends (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, any capital stock, including without
     limitation the Common Stock (as defined herein), of the Corporation ranking junior to the shares of PRIDES as to the payment of dividends and the distribution of assets upon liquidation (collectively, "Junior Stock") and cash in lieu of fractional shares in connection with any such dividend)
     will be paid or declared in cash or otherwise, nor will any other distribution be made (other than a distribution
     payable in Junior Stock and cash in lieu of fractional
     shares in connection with any such distribution), on any
     Junior Stock unless (i) full dividends on Preferred Stock
     that does not constitute Junior Stock ("Parity Preferred
     Stock") have been paid, or declared and set aside for
     payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution
     payment to the extent such dividends are cumulative;
     (ii) dividends in full for the current quarterly dividend
     period have been paid, or declared and set aside for
     payment, on all Parity Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and
     sinking funds, if any, for any Parity Preferred Stock; and
     (iv) the Corporation is not in default on any of its
     obligations to redeem any Parity Preferred Stock.
               As long as any shares of PRIDES are outstanding,
     no shares of Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of
     other Junior Stock (and cash in lieu of fractional shares in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares in connection therewith))
     nor may any funds be set aside or made available for any
     sinking fund for the purchase, redemption or acquisition of any Junior Stock unless:  (i) full dividends on Parity
     Preferred Stock have been paid, or declared and set aside
     for payment, for all dividend periods terminating on or
     prior to the date of such purchase, redemption, acquisition, setting aside or making available to the extent such dividends are cumulative; (ii) dividends in full for the
     current quarterly dividend period have been paid, or
     declared and set aside for payment, on all Parity Preferred
     Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all
     purchase, retirement, and sinking funds, if any, for any
     Parity Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Parity
     Preferred Stock.
               As long as any shares of PRIDES are outstanding,
     dividends or other distributions may not be declared or paid on any Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares in connection therewith) and the
     Corporation may not purchase, redeem or otherwise acquire
     any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares in connection therewith), unless either: (a)(i) full dividends on Parity Preferred
     Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Preferred Stock dividend, distribution, redemption, purchase or acquisition payment to the extent such dividends are cumulative; (ii) dividends in full for
     the current quarterly dividend period have been paid, or
     declared and set aside for payment, on all Parity Preferred
     Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all
     purchase, retirement, and sinking funds, if any, for any
     Parity Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Parity
     Preferred Stock; or (b) with respect to the payment of
     dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share of PRIDES and each other share of Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any
     accumulation with respect to unpaid dividends for prior
     dividend periods, if such dividends are cumulative) per
     share of PRIDES and such other share of Parity Preferred
     Stock bear to each other.
               3.  Conversion or Redemption.  (a)  Unless
     previously either called for redemption in accordance with the provisions of paragraph 3(b) or converted at the option of the holder in accordance with the provisions of
     paragraph 3(c), on January 1, 1998 (the "Mandatory
     Conversion Date") each outstanding share of PRIDES will
     convert mandatorily (the "Mandatory Conversion") into
     (i) shares of authorized common stock, $1.00 par value, of the Corporation (the "Common Stock") at the Common
     Equivalent Rate (as defined herein) in effect on the
     Mandatory Conversion Date and (ii) the right to receive an amount in cash equal to all accrued and unpaid Preferred Dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record as of a
     prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of Preferred Dividends, subject to the right of the Corporation to redeem the shares of PRIDES on or after January 1, 1997
     (the "Initial Redemption Date") and prior to the Mandatory Conversion Date and subject to the conversion of the shares of PRIDES at the option of the holder at any time prior to the Mandatory Conversion Date.  The Common Equivalent Rate
     is initially four shares of Common Stock for each share of
     PRIDES and is subject to adjustment as set forth in
     paragraphs 3(d) and 3(e) below. Preferred Dividends on the shares of PRIDES shall cease to accrue and such shares of
     PRIDES shall cease to be outstanding on the Mandatory
     Conversion Date.  The Corporation shall make such
     arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, without interest, in exchange for and contingent upon surrender of certificates representing the shares of PRIDES, and the Corporation may defer the payment of dividends on
     such shares of Common Stock and the voting thereof until,
     and make such payment and voting contingent upon, the
     surrender of certificates representing the shares of PRIDES, provided that the Corporation shall give the holders of the shares of PRIDES such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid, if any, without interest, on such shares of Common Stock subsequent to the Mandatory Conversion Date.
               (b) (i)  Shares of PRIDES are not redeemable by
     the Corporation prior to the Initial Redemption Date.  At
     any time and from time to time on or after that date until immediately prior to the Mandatory Conversion Date, the Corporation will have the right to redeem, in whole or in part, the outstanding shares of PRIDES (subject to the
     notice provisions set forth in paragraph 3(b)(iii) and to
     the Certificate).  Upon any such redemption the Corporation will deliver to the holder thereof, in exchange for each
     share of PRIDES subject to redemption, the greater of:
               (A) the number of shares of Common Stock equal to
               the Call Price (as defined herein) in effect on the
               redemption date divided by the Current Market Price (as
               defined herein) of the Common Stock, such Current
               Market Price being determined as of the second Trading
               Day (as defined herein) immediately preceding the
               Notice Date (as defined herein); or
               (B) shares of Common Stock equal to the then
               applicable Optional Conversion Rate (as defined
               herein).
     Dividends will cease to accrue on the shares of PRIDES on
     the date fixed for their redemption (unless the Corporation defaults on the payment of the redemption price). The "Call
     Price" of each share of PRIDES is the sum of (x) $[      ]
     on and after the Initial Redemption Date to and including
     March 31, 1997, or $[     ] on and after April 1, 1997, to
     and including June 30, 1997, or $[     ] on and after
     July 1, 1997, to and including September 30, 1997, or
     $[     ] on and after October 1, 1997, to and including
     November 30, 1997, or $[     ] on and after December 1,
     1997, to and including December 31, 1997, and (y) all
     accrued and unpaid dividends thereon to but not including
     the date fixed for redemption (other than previously
     declared dividends payable to a holder of record as of a
     prior date). If fewer than all of the outstanding shares of PRIDES are to be called for redemption, shares of PRIDES to be called for redemption will be selected by the Corporation from outstanding shares of PRIDES not previously called by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors in its sole discretion to be equitable.
               (ii)  The term "Current Market Price" per share of
     the Common Stock on any date of determination means the
     lesser of (x) the average of the Closing Prices (as defined herein) of the Common Stock for the 15 consecutive Trading
     Days ending on and including such date of determination, or
     (y) the Closing Price of the Common Stock for such date of determination; provided, however, that, with respect to any redemption of shares of PRIDES, if any event that results in an adjustment of the Common Equivalent Rate occurs during
     the period beginning on the first day of such 15-day period and ending on the applicable redemption date, the Current
     Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.
               (iii)  The Corporation will provide notice of any
     call for redemption of shares of PRIDES to holders of record of the shares of PRIDES to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for redemption. Any such notice will be provided by mail, sent to the holders of record of the shares of PRIDES to be
     called for redemption at such holder's address as it appears on the stock register of the Corporation, first class
     postage prepaid; provided, however, that failure to give
     such notice or any defect therein shall not affect the
     validity of the proceeding for the redemption of any shares of PRIDES to be redeemed except as to the holder to whom the Corporation has failed to give said notice or whose notice was defective.  On and after the redemption date, all rights of the holders of the shares of PRIDES called for redemption shall terminate except the right to receive the redemption price (unless the Corporation defaults on the payment of the redemption price). A public announcement of any call for redemption will be made by the Corporation prior to, or at the time of, the mailing of such notice of redemption.  The term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of shares of
     PRIDES means the date on which first occurs either the
     public announcement of such call for redemption or the commencement of mailing of the notice to the holders of shares of PRIDES, in each case pursuant to this
     subparagraph (iii).
               Each such notice shall state, as appropriate, the
     following and may contain such other information as the Corporation deems advisable:
               (A) the redemption date;
               (B) that all outstanding shares of PRIDES are to
               be redeemed or, in the case of a redemption of fewer
               than all outstanding shares of PRIDES, the number of
               such shares held by such holder to be redeemed;
               (C) the Call Price, the number of shares of Common
               Stock deliverable upon redemption of each share of
               PRIDES to be redeemed, and the Current Market Price
               used to calculate such number of shares of Common
               Stock;
               (D) the place or places where certificates for
               such shares of PRIDES are to be surrendered for
               redemption; and
               (E) that dividends on the shares of PRIDES to be
               redeemed shall cease to accrue on and after such
               redemption date (except as otherwise provided herein).
               (iv)  The Corporation's obligation to deliver
     shares of Common Stock and provide funds upon redemption in accordance with this paragraph 3(b) and paragraph 4 shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York, New York, and having a capital and surplus of at least $50,000,000 according to its last
     published statement of condition, or shall set aside or make other reasonable provision for the issuance of, such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this paragraph 3(b) upon the occurrence of the related redemption of PRIDES and for the payment of cash in lieu of the issuance of fractional share amounts as required by paragraph 4, in trust for the account of the holders of such shares of PRIDES to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company, or affiliate thereof, to deliver such shares and funds upon redemption of the shares of PRIDES so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time.  Any shares of
     Common Stock or funds so deposited and unclaimed at the end of three years from such redemption date shall be repaid and released to the Corporation, after which, subject to applicable law, the holder or holders of such shares of
     PRIDES so called for redemption shall look only to the Corporation for delivery of shares of Common Stock and the payment of any other funds due in connection with the redemption of PRIDES.
               (v)  Each holder of shares of PRIDES called for
     redemption must surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the
     Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and will thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this paragraph 3(b)
     and paragraph 4, without interest, following such surrender and on or following the date of such redemption.  In case
     fewer than all the shares represented by any such
     surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the
     Corporation representing the unredeemed shares.  If such
     notice of redemption shall have been given, and if on the
     date fixed for redemption shares of Common Stock and funds necessary for the redemption shall have been irrevocably either (A) set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed (and so as to be
     and continue to be available therefor) or (B) deposited with a bank or trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefor, then notwithstanding that the certificates evidencing any shares of PRIDES so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, Preferred Dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after
     such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph 3(b) and
     paragraph 4, without interest, upon surrender of their certificates therefor and except that holders of shares of
     PRIDES at the close of business on a record date for any
     payment of Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date.  Holders of shares of
     PRIDES that are redeemed shall not be entitled to receive dividends declared and paid on the shares of Common Stock deliverable upon such redemption, and such shares of Common
     Stock shall not be entitled to vote, until such shares of
     Common Stock are issued upon the proper surrender of the certificates representing such shares of PRIDES, and upon such surrender such holders shall be entitled to receive
     such dividends, without interest, declared and paid on such shares of Common Stock subsequent to such redemption date.
               (c)  Shares of PRIDES are convertible, in whole or
     in part, at the option of the holders thereof ("Optional Conversion"), at any time prior to the Mandatory Conversion
     Date, unless previously redeemed, into shares of Common
     Stock at a rate of [    ] shares of Common Stock for each
     share of PRIDES (the "Optional Conversion Rate"), subject to adjustment as set forth below. The right of Optional
     Conversion of shares of PRIDES called for redemption will terminate immediately prior to the close of business on any redemption date with respect to such shares.
               Optional Conversion of shares of PRIDES may be
     effected by delivering certificates evidencing such shares, together with written notice of conversion and proper assignment of such certificates to the Corporation or in
     blank (and, if applicable, cash payment of an amount equal to the dividend attributable to the current quarterly
     dividend period payable on such shares), to the office of
     any transfer agent for the shares of PRIDES or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.  The
     Optional Conversion shall be at the Optional Conversion Rate in effect at such time on such date.
               Holders of shares of PRIDES at the close of
     business on a record date for any payment of declared
     Preferred Dividends will be entitled to receive the
     Preferred Dividend payable on such shares of PRIDES on the corresponding Dividend Payment Date notwithstanding the
     Optional Conversion of such shares of PRIDES following such record date and prior to such Dividend Payment Date.
     However, shares of PRIDES surrendered for Optional
     Conversion after the close of business on a record date for any payment of declared Preferred Dividends and before the opening of business on the next succeeding Dividend Payment
     Date must be accompanied by payment in cash of an amount
     equal to the Preferred Dividends attributable to the current quarterly dividend period payable on such date (unless such shares of PRIDES are subject to redemption on a redemption date subsequent to the record date established for such
     Dividend Payment Date and prior to or on such Dividend
     Payment Date). Except as provided above, upon any Optional Conversion of shares of PRIDES, the Corporation will make no payment of or allowance for unpaid Preferred Dividends, whether or not in arrears, on such shares of PRIDES as to
     which Optional Conversion has been effected or for
     previously declared dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.
               (d)  The Common Equivalent Rate and the Optional
     Conversion Rate are each subject to adjustment from time to time as provided below in this paragraph (d).
               (i)  If the Corporation shall pay or make a
               dividend or other distribution with respect to its
               Common Stock in shares of Common Stock (including by
               way of reclassification of any shares of its Common
               Stock), the Common Equivalent Rate and the Optional
               Conversion Rate in effect at the opening of business on
               the day following the date fixed for the determination
               of stockholders entitled to receive such dividend or
               other distribution shall each be increased by
               multiplying such Common Equivalent Rate and Optional
               Conversion Rate by a fraction of which the numerator
               shall be the sum of the number of shares of Common
               Stock outstanding at the close of business on the date
               fixed for such determination, excluding the effect of
               such dividend or distribution, plus the total number of
               shares of Common Stock constituting such dividend or
               other distribution, and of which the denominator shall
               be the number of shares of Common Stock outstanding at
               the close of business on the date fixed for such
               determination, excluding the effect of such dividend or
               distribution, such increase to become effective at the
               opening of business on the day following the date fixed
               for such determination.  For the purposes of this
               clause (i), the number of shares of Common Stock at any
               time outstanding shall not include shares held in the
               treasury of the Corporation but shall include shares
               represented by cash issued in lieu of fractions of
               shares of Common Stock.
               (ii)  In case outstanding shares of Common Stock
               shall be subdivided or split into a greater number of
               shares of Common Stock, the Common Equivalent Rate and
               the Optional Conversion Rate in effect at the opening
               of business on the day following the day upon which
               such subdivision or split becomes effective shall each
               be proportionately increased, and, conversely, in case
               outstanding shares of Common Stock shall be combined
               into a lesser number of shares of Common Stock, the
               Common Equivalent Rate and the Optional Conversion Rate
               in effect at the opening of business on the day
               following the day upon which such combination becomes
               effective shall each be proportionately reduced, such
               increases or reductions, as the case may be, to become
               effective at the opening of business on the day
               following the day upon which such subdivision or split
               or combination becomes effective.
               (iii)  If the Corporation shall, after the date
               hereof, issue rights or warrants to all holders of its
               Common Stock entitling them (for a period not exceeding
               45 days from the date of such issuance) to subscribe
               for or purchase shares of Common Stock at a price per
               share less than the Current Market Price of the Common
               Stock (determined pursuant to paragraph 3(b)(ii)) on
               the record date for the determination of stockholders
               entitled to receive such rights or warrants, then in
               each case the Common Equivalent Rate and the Optional
               Conversion Rate shall each be adjusted by multiplying
               the Common Equivalent Rate and the Optional Conversion
               Rate in effect on such record date by a fraction of
               which the numerator shall be the number of shares of
               Common Stock outstanding at the close of business on
               the record date for issuance of such rights or
               warrants, excluding the effect of such issuance, plus
               the number of additional shares of Common Stock offered
               for subscription or purchase pursuant to such rights or
               warrants, and of which the denominator shall be the
               number of shares of Common Stock outstanding at the
               close of business on the record date for issuance of
               such rights or warrants, excluding the effect of such
               issuance, plus the number of shares of Common Stock
               which the aggregate offering price of the total number
               of shares of Common Stock so offered for subscription
               or purchase pursuant to such rights or warrants would
               purchase at such Current Market Price (determined by
               multiplying such total number of shares by the exercise
               price of such rights or warrants and dividing the
               product so obtained by such Current Market Price).
               Shares of Common Stock held by the Corporation or by
               another company of which a majority of the shares
               entitled to vote in the election of directors are held,
               directly or indirectly, by the Corporation shall not be
               deemed to be outstanding for purposes of such
               computation.  Such adjustment shall become effective at
               the opening of business on the business day next
               following the record date for the determination of
               stockholders entitled to receive such rights or
               warrants.  To the extent that shares of Common Stock
               are not delivered by reason of the expiration of such
               rights or warrants, the Common Equivalent Rate and the
               Optional Conversion Rate shall each be readjusted to
               the Common Equivalent Rate and the Optional Conversion
               Rate which would then be in effect had the adjustments
               made by reason of the issuance of such rights or
               warrants been made upon the basis of the issuance of
               rights or warrants in respect of only the number of
               shares of Common Stock actually delivered.
               (iv)  If the Corporation shall pay a dividend or
               make a distribution to all holders of its Common Stock
               consisting of evidences of its indebtedness, cash or
               other assets (including shares of capital stock of the
               Corporation other than Common Stock but excluding any
               cash dividends or distributions, other than
               Extraordinary Cash Distributions (as defined herein),
               and dividends referred to in clause (i) above), or
               shall issue to all holders of its Common Stock rights
               or warrants to subscribe for or purchase any of its
               securities (other than those referred to in
               clause (iii) above), then in each such case the Common
               Equivalent Rate and the Optional Conversion Rate shall
               each be adjusted by multiplying the Common Equivalent
               and the Optional Conversion Rate in effect on the
               record date for such dividend or distribution or for
               the determination of stockholders entitled to receive
               such rights or warrants, as the case may be, by a
               fraction of which the numerator shall be the Current
               Market Price per share of the Common Stock (determined
               pursuant to paragraph 3(b)(ii) on such record date),
               and of which the denominator shall be such Current
               Market Price per share of Common Stock less either (i)
               the fair market value (as determined by the Board of
               Directors, whose determination shall be conclusive) on
               such record date of the portion of the assets or
               evidences of indebtedness so distributed, or of such
               subscription rights or warrants, applicable to one
               share of Common Stock or (ii), if applicable, the
               amount of the Extraordinary Cash Distributions
               applicable to one share of Common Stock.  Such
               adjustment shall become effective at the opening of
               business on the business day next following the record
               date for such dividend or distribution or for the
               determination of holders entitled to receive such
               rights or warrants, as the case may be.  "Extraordinary
               Cash Distribution" means the portion of any cash
               dividend or cash distribution on the Common Stock that,
               when added to all other cash dividends and cash
               distributions on the Common Stock made during the
               immediately preceding 12-month period (other than cash
               dividends and cash distributions for which a prior
               adjustment to the Common Equivalent Rate and Optional
               Conversion Rate was previously made) exceeds, on a per
               share of Common Stock basis, 10% of the average daily
               Closing Price of the Common Stock over such 12-month
               period.
               (v)  Any shares of Common Stock issuable in
               payment of a dividend or other distribution shall be
               deemed to have been issued immediately prior to the
               close of business on the record date for such dividend
               or other distribution for purposes of calculating the
               number of outstanding shares of Common Stock under this
               paragraph 3.
               (vi)  Anything in this paragraph 3 notwithstanding,
               the Corporation will be entitled (but shall not be
               required) to make such upward adjustments in the Common
               Equivalent Rate and the Optional Conversion Rate or the
               Call Price in addition to those set forth by this
               paragraph 3, as the Corporation, in its sole
               discretion, shall determine to be advisable, in order
               that any stock dividend, subdivision of stock,
               distribution of rights to purchase stock or securities,
               or distribution of securities convertible into or
               exchangeable for stock (or any transaction that could
               be treated as any of the foregoing transactions
               pursuant to Section 305 of the Internal Revenue Code of
               1986, as amended, or any successor provision) hereafter
               made by the Corporation to its stockholders will not be
               taxable in whole or in part.
               (vii)  In any case in which this paragraph 3(d)
               shall require that an adjustment as a result of any
               event become effective on or after the opening of
               business on the business day next following a record
               date and the date fixed for conversion pursuant to
               paragraph 3(a) or (c) or redemption pursuant to
               paragraph 3(b) is on and after such record date, but
               before the occurrence of such event, the Corporation
               may in its sole discretion elect to defer, until after
               the occurrence of such event, delivering to the holder
               of any shares of PRIDES surrendered for conversion or
               redemption the cash or stock receivable for any
               fractional shares of Common Stock issuable before
               giving effect to such adjustment.
               (viii)  All adjustments to the Common Equivalent Rate
               and the Optional Conversion Rate will be calculated to
               the nearest 1/100th of a share of Common Stock.  No
               adjustment in the Common Equivalent Rate or the
               Optional Conversion Rate will be required unless such
               adjustment would require an increase or decrease of at
               least one percent in the Common Equivalent Rate;
               provided, however, that any adjustments which by reason
               of this subparagraph are not required to be made shall
               be carried forward and taken into account in any
               subsequent adjustment.  All adjustments to the Common
               Equivalent Rate and Optional Conversion Rate shall be
               made successively.
               (ix)  Prior to taking any action that could result
               in adjustment affecting the Common Equivalent Rate or
               the Optional Conversion Rate such that the conversion
               price (for purposes of this subparagraph, an amount
               equal to the Call Price divided by the Common
               Equivalent Rate or the Optional Conversion Rate,
               respectively, as in effect from time to time) would be
               below the then par value of the Common Stock, the
               Corporation will take any corporate action which may,
               in the opinion of its Board of Directors, be necessary
               in order that the Corporation may validly and legally
               issue fully paid and nonassessable shares of Common
               Stock at the Common Equivalent Rate or the Optional
               Conversion Rate as so adjusted.
               (x)  Before redeeming any shares of PRIDES, the
               Corporation will take any corporate action that may, in
               the opinion of its counsel, be necessary in order that
               the Corporation may validly and legally issue fully
               paid and nonassessable shares of Common Stock upon such
               redemption.
               (e)  In case of any consolidation or merger to
     which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which each share of Common
     Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), each share of the PRIDES shall, after consummation of such transaction, be subject to
     (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES
     might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory
     Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common
     Stock into which such share of PRIDES would have been
     converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an
     amount equal to all accrued and unpaid dividends on such
     share of PRIDES (other than previously declared dividends
     payable to a holder of record as of a prior date), and
     (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property
     receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable, using the Call Price in effect on such redemption date, upon a redemption of such share of PRIDES immediately prior to consummation of such transaction, assuming that, if the Notice Date for such redemption is not prior to such transaction, the Notice Date had been the date of such transaction; and assuming in each case that such holder of shares of Common Stock failed to exercise rights of
     election, if any, as to the kind or amount of securities,
     cash or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash or other property receivable upon
     consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a
     plurality of the non-electing shares).  The kind and amount of securities into or for which the shares of the PRIDES
     shall be convertible or redeemable after consummation of
     such transaction shall be subject to adjustment as described in paragraph 3(d) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent
     with the foregoing.
               (f)  Whenever the Common Equivalent Rate and
     Optional Conversion Rate are adjusted as provided in
     paragraph 3(d), the Corporation shall:
               (i)  forthwith compute the adjusted Common
               Equivalent Rate and Optional Conversion Rate in
               accordance with this paragraph 3 and prepare a
               certificate signed by the Chief Financial Officer, any
               Vice President, the Treasurer or the Controller of the
               Corporation setting forth the adjusted Common
               Equivalent Rate and Optional Conversion Rate, the
               method of calculation thereof in reasonable detail and
               the facts requiring such adjustment and upon which such
               adjustment is based, which certificate shall be
               conclusive, final and binding evidence of the
               correctness of the adjustment, and shall file such
               certificate forthwith with the transfer agent or agents
               for the shares of PRIDES and the Common Stock;
               (ii) make a prompt public announcement stating that
               the Common Equivalent Rate and Optional Conversion Rate
               have been adjusted and setting forth the adjusted
               Common Equivalent Rate and Optional Conversion Rate;
               and
               (iii) mail a notice stating that the Common
               Equivalent Rate and Optional Conversion Rate have been
               adjusted, the facts requiring such adjustment and upon
               which such adjustment is based and setting forth the
               adjusted Common Equivalent Rate and Optional Conversion
               Rate, to the holders of record of the outstanding
               shares of the PRIDES no later than 45 days after the
               end of the Corporation's fiscal quarter period during
               which the facts requiring such adjustment occurred.
               (g)  In case, at any time while any of the shares
     of PRIDES are outstanding,
               (i) the Corporation shall declare a dividend (or
               any other distribution) on the Common Stock, excluding
               any cash dividends other than Extraordinary Cash
               Distributions, or
               (ii) the Corporation shall authorize the issuance
               to all holders of the Common Stock of rights or
               warrants to subscribe for or purchase shares of the
               Common Stock or of any other subscription rights or
               warrants, or
               (iii) of any reclassification of the Common Stock
               (other than a subdivision, split or combination
               thereof) or of any consolidation or merger to which the
               Corporation is a party and for which approval of any
               stockholders of the Corporation is required (except for
               a merger of the Corporation into one of its
               subsidiaries solely for the purpose of changing the
               corporate domicile of the Corporation to another state
               of the United States and in connection with which there
               is no substantive change in the rights or privileges of
               any securities of the Corporation other than changes
               resulting from differences in the corporate statutes of
               the state the Corporation was then domiciled in and the
               new state or domicile), or of the sale or transfer of
               all or substantially all of the assets of the
               Corporation,
     then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the
     shares of PRIDES, and shall cause to be mailed to the
     holders of shares of PRIDES at their last addresses as they shall appear on the stock register, at least 10 business
     days before the date hereinafter specified in clause (A) or
     (B) below (or the earlier of the dates hereinafter
     specified, in the event that more than one date is
     specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend,
     distribution, or issuance of rights or warrants, or, if a
     record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or issuance of rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or
     other property (including cash), if any, deliverable upon
     such reclassification, consolidation, merger, sale or
     transfer.  The failure to give or receive the notice
     required by this paragraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, issuance of any right or warrant or other action.
               4.  No Fractional Shares.  No fractional shares of
     Common Stock shall be issued upon the redemption or
     conversion of any shares of the PRIDES. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of the PRIDES of any holder that are redeemed or converted on any redemption date or upon Mandatory Conversion or any Optional Conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the
     (i) Current Market Price of the Common Stock, determined as of the second Trading Date immediately preceding the Notice
     Date, in the case of redemption, or (ii) Closing Price of
     the Common Stock determined (A) as of the fifth Trading Day immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion or (B) as of the second Trading
     Day immediately preceding the effective date of conversion, in the case of an Optional Conversion by a holder.  If more than one share of PRIDES shall be surrendered for conversion or redemption at one time by or for the same holder, the
     number of full shares of Common Stock issuable upon
     conversion thereof shall be computed on the basis of the aggregate number of shares of the PRIDES so surrendered or redeemed.
               5.  Reservation of Common Stock.  The Corporation
     shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion or redemption of shares of PRIDES as
     herein provided, free from any preemptive rights, such
     maximum number of shares of Common Stock as shall from time to time be issuable upon the Mandatory Conversion, Optional Conversion or redemption of all the shares of PRIDES then outstanding.
               6.  Definitions.  As used in this Certificate of
     Designations:
               (i) the term "business day" shall mean any day
               other than a Saturday, a Sunday or a day on which
               commercial banking institutions in the City of
               New York, New York, or Atlanta, Georgia, are authorized
               or obligated by law or executive order to close;
               (ii) the term "Closing Price", on any day, shall
               mean the closing sale price regular way of the Common
               Stock on such day or, in case no such sale takes place
               on such day, the average of the reported closing bid
               and asked prices regular way of the Common Stock, in
               each case on the New York Stock Exchange or, if the
               Common Stock is not listed or admitted to trading on
               such Exchange, on the principal national securities
               exchange on which the Common Stock is listed or
               admitted to trading, or, if not listed or admitted to
               trading on any national securities exchange, the
               average of the closing bid and asked prices of the
               Common Stock on the over-the-counter market on the day
               in question as reported by the National Association of
               Securities Dealers, Inc. Automated Quotation System, or
               a similarly generally accepted reporting service, or if
               not so available in such manner, as furnished by any
               New York Stock Exchange member firm selected from time
               to time by the Board of Directors for that purpose;
               (iii) the term "record date" shall be such date as
               is from time to time fixed by the Board of Directors
               with respect to the receipt of dividends, the receipt
               of a redemption price upon redemption or the taking of
               any action or exercise of any voting rights permitted
               hereby; and
               (iv) the term "Trading Day" shall mean a date on
               which the New York Stock Exchange (or any successor to
               such Exchange), or, if the Common Stock is not listed
               or admitted to trading on such exchange, the date on
               which such exchange or market on which the Common Stock
               is listed or traded, is open for the transaction of
               business.
               7.  Payment of Taxes.  The Corporation will pay
     any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of PRIDES pursuant to paragraph 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration or transfer
     involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of PRIDES redeemed or converted or to be redeemed or
     converted, and no such issue or delivery shall be made
     unless and until the person requesting such issue or
     delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the
     Corporation, that such tax has been paid.
               8.  Liquidation Rights.  In the event of any
     voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and subject to the rights of the
     holders of any other series of Preferred Stock, the holders of outstanding shares of PRIDES are entitled to receive the
     sum of $[    ] per share, plus an amount equal to any
     accrued and unpaid dividends thereon, out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock upon liquidation, dissolution, or winding up.
     If upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable with respect to shares of PRIDES and all other series of Parity Preferred Stock, the holders of shares of PRIDES and of all other series of Parity Preferred Stock will share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of PRIDES will not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with one or more corporations or a sale or transfer of substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation.
               9.  Voting Rights.  The holders of shares of
     PRIDES shall have the right with the holders of Common Stock to vote in the election of Directors and upon each other matter coming before any meeting of the holders of Common
     Stock on the basis of 3-1/5 votes for each share of PRIDES held. The holders of shares of PRIDES and the holders of Common Stock will vote together as one class on such matters except as provided by law or the Certificate.
               In the event that dividends on the shares of
     PRIDES or any other series of Preferred Stock shall be in arrears and unpaid for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation ("Preferred Stock Directors"), the holders of the shares of PRIDES (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), with each share of PRIDES entitled to one vote on this and other matters in which Preferred Stock votes as a group, will be entitled to vote for the election of two Preferred Stock Directors, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right, when vested, shall continue until all dividends in arrears on the shares of PRIDES and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect any Preferred Stock Directors shall terminate or have terminated, and, when so paid and such termination occurs or has occurred, such right of the holders of the shares of PRIDES shall cease. Upon any termination of the aforesaid voting right, subject to the requirements of the Delaware corporation law and the Certificate, such Preferred Stock Directors shall cease to be Directors of the Corporation and shall resign.
          The Corporation will not, without the approval of the holders of at least 66-2/3% of all the shares of PRIDES then outstanding: (i) amend, alter, or repeal any of the provisions of the Certificate or the By-laws of the Corporation so as to affect adversely the powers, preferences, or rights of the holders of the shares of PRIDES then outstanding or reduce the minimum time required for any notice to which only the holders of the shares of PRIDES then outstanding may be entitled (an amendment of the Certificate to authorize or create, or to increase the authorized amount of, Junior Stock, Preferred Stock or any stock of any class ranking on a parity with the shares of PRIDES shall be deemed not to affect adversely the powers, preferences, or rights of the holders of the shares of PRIDES); (ii) create any series of Preferred Stock ranking prior to the shares of PRIDES as to payment of dividends or the distribution of assets upon liquidation; (iii) authorize or create, or increase the authorized amount of, any capital stock, or any security convertible into capital stock, of any class ranking prior to the shares of PRIDES as to payment of dividends or the distribution of assets upon liquidation; or (iv) merge or consolidate with or into any other corporation, unless each holder of the shares of PRIDES immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the shares of PRIDES so held.
               As long as any shares of PRIDES are outstanding,
     the Corporation will not, without the approval of the holders of at least a majority of the shares of Parity
     Preferred Stock then outstanding: (i) increase the authorized amount of the Preferred Stock or (ii) create any class or classes of capital stock ranking on a parity with the Parity Preferred Stock, either as to payment of dividends or the distribution of assets upon liquidation, and not existing on the date of this Certificate of Designations, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of such other class of capital stock ranking on a parity with the Parity Preferred Stock, or increase the authorized number of shares of any such other class of capital stock or amount of such other stock or security.
               Notwithstanding the provisions set forth in the
     preceding two paragraphs, however, no such approval described therein of the holders of the shares of PRIDES shall be required if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the authorization, creation or increase of any such prior or parity stock or such other stock or security is to be made, or when such consolidation or merger is to take effect, as the case may be, provision is made for the redemption of all shares of PRIDES at the time outstanding.

          10.  Severability of Provisions.  Whenever
     possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

               IN WITNESS WHEREOF, Bowater Incorporated has caused this Certificate of Designations to be signed by __________________, its ___________________, and attested by
     __________________, its ___________________, this ___ day of
     _____________, 1994.
                                   BOWATER INCORPORATED,

                                    by

     [CORPORATE SEAL]

     ATTEST:

      by
        _______________________